Exhibit (10)k
KIMBERLY-CLARK CORPORATION
2021 OUTSIDE DIRECTORS’ COMPENSATION PLAN
(Effective April 29, 2021)

1.    INTRODUCTION

The 2021 Kimberly-Clark Corporation Outside Directors’ Compensation Plan (the “Plan”) is intended to promote the interests of Kimberly-Clark Corporation (the “Corporation”) and its stockholders by enhancing the Corporation’s ability to attract, motivate and retain as Outside Directors persons of training, experience and ability, and to encourage the highest level of Outside Director performance. The Plan is intended to permit the Corporation maximum flexibility in implementing a compensation policy including aligning the Outside Directors’ economic interests closely with those of the Corporation’s stockholders by use of equity based compensation awards.

The Plan, as adopted by the Board on February 11, 2021, is effective as of April 29, 2021 (the “Effective Date”), upon approval by the stockholders of the Corporation at its 2021 annual meeting of stockholders. The Plan shall serve as the successor to the Kimberly-Clark Corporation 2011 Outside Directors’ Compensation Plan (the “Prior Plan”), and no further awards shall be granted under the Prior Plan after the Effective Date. All awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding in accordance with their terms.

2.     DEFINITIONS

Unless otherwise defined in the text of the Plan, capitalized terms herein shall have the meanings set forth in this Section 2.

“Affiliate” means any corporation or other entity in which the Corporation owns 20 percent or more of the equity interest (collectively, the “Affiliates”).

“Award” has the meaning set forth in Section 3 of the Plan.

“Board” means the Board of Directors of the Corporation.

“Change of Control” means an event deemed to have taken place if: (i) a third person, including a “group” as defined for purposes of Code Section 409A, acquires shares of the Corporation having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were Directors of the Corporation before the Transaction shall cease to constitute a majority of the Board or of the board of directors of any successor to the Corporation. Notwithstanding the foregoing, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Corporation.

“Code” means U.S. Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time, together with the official guidance promulgated thereunder.

“Committee Rules” means the Committee Rules for the Kimberly-Clark Corporation 2021 Equity Participation Plan or any successor plan.

“Director” means a member of the Board.

“Effective Date” has the meaning set forth in Section 1 of the Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means (a) the reported closing price of the Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the Board using such reasonable method of valuation that complies with Section 409A of the Code, to the extent applicable. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Board in accordance with uniform and nondiscriminatory standards adopted by it from time to time, consistent with applicable law.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board.

“Option” means a right to purchase a specified number of shares of Stock at a fixed Option Price equal to no less than the Fair Market Value of the Stock on the date the Option is granted.

“Outside Director” means a Director who is not on the date of grant of an Award pursuant to the Plan an employee of the Corporation or any of its Affiliates.

“Prior Plan” means the Kimberly-Clark Corporation 2011 Outside Directors’ Compensation Plan.

“Restricted Period” shall mean the period of time during which the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” shall mean a share of Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash and/or shares of Stock, equal to the value of a specified number of shares of Stock. No certificates shall be issued with respect to such Restricted Share Unit, and the Corporation shall maintain a bookkeeping account in the name of the Outside Director to which the Restricted Share Unit shall relate.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act.

“Retirement” and “Retires” means the separation from service as a Director on or after the date the Director has attained age 55.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, as amended from time to time.

“Stock” means the shares of the Corporation’s common stock, par value $1.25 per share, and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Stock.

“Stock Appreciation Right” or “SAR” has the meaning set forth in subsection 8(i)(i) of this Plan.

“Transferability Restrictions” means the restrictions on transferability and any other restrictions or forfeiture provisions imposed on Awards of Restricted Shares or Restricted Share Units pursuant to Section 9(b) and Section 10(b) of the Plan.

3.     COMPENSATION AND FORM OF GRANT

The Outside Directors will be entitled to receive compensation for their services as a member of the Board, and any of its committees, as may be determined from time to time by the Board following a review of, and recommendation on, Outside Director compensation made by the Nominating and Corporate Governance Committee. The compensation paid to each Outside Director is referred to herein as an “Award”, and may be paid in cash, Stock, Options, SARs, Restricted Shares, Restricted Share Units, other forms of equity or any combination thereof as is determined by the Board.

4.     PARTICIPATION

Participation in the Plan is limited to Outside Directors. It is intended that all Outside Directors will be participants in the Plan.

5.     ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board, which shall have sole and complete discretion and authority with respect thereto, except as expressly limited by the Plan. All action taken by the Board in the administration and interpretation of the Plan shall be final and binding on all matters relating to the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board, except that the Board may authorize any Directors, officers or employees of the Corporation to assist the Board in the administration of the Plan and to execute documents on behalf of the Board. The Board also may delegate to a committee of the Board, or such other Directors, officers or employees, as the Board determines, such other ministerial and discretionary duties as it sees fit.

The Corporation or the Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member of the Board shall be liable for any act done or omitted to be done by such member, or by any other member of the Board, in connection with the Plan, except for such member’s own willful misconduct or as otherwise expressly provided by statute.

The Board shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Awards.

All expenses of administering the Plan shall be paid by the Corporation.

6.     TERM OF PLAN

The Plan shall become effective as of the Effective Date. The Plan shall remain in effect until terminated by the Board in accordance with Section 12 below. All Awards that are outstanding as of the date on which the Board terminates the Plan shall continue in force beyond that date pursuant to their terms.

7.     SHARES SUBJECT TO THE PLAN; ADJUSTMENTS; INDIVIDUAL LIMIT

(a)     Shares Subject to the Plan.

The aggregate maximum number of shares of Stock available for grant under the Plan shall be the number of shares which as of the Effective Date were previously authorized but not awarded under the Prior Plan not to exceed 200,000 shares, subject to the adjustment provision set forth in subsection 7(b) below. If any shares of Stock subject to an Award granted under the Plan or under the Prior Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or if an Award is settled in cash (in whole or in part), the shares subject to such Award shall, to the extent of such forfeiture, conversion, expiration or cash settlement, again be available for future grants of Awards under the Plan. However, the following shares of Stock shall not be added to the shares of Stock authorized for grant under this subsection 7(a) and shall not be available for future grants of Awards under the Plan: (i) shares tendered by a Director or withheld by the Company in payment of an Option Price; (ii) shares tendered by the Director or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof; and (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Notwithstanding anything in this Plan to the contrary, each grant of Awards under this Plan shall be subject to the availability of shares of Stock under this subsection 7(a).

(b)     Adjustments. In the event there are any changes in the Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), any partial or complete liquidation by the Corporation, or a recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Board, to the extent necessary to preserve the benefit to the Outside Director contemplated hereby, to reflect such changes in (i) the aggregate number and type or class of shares of Stock subject to the Plan, (ii) the number and type or class of shares and the Award price per share, if applicable, of all shares of Stock subject to outstanding Awards, and (iii) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes, provided, however, that no such adjustment or change may be made to the extent that such adjustment or change will result in the dilution or enlargement of any rights of any Outside Director.

(c)     Individual Limit. Notwithstanding anything in this Plan to the contrary, the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards as determined for financial reporting purposes) and cash compensation granted under this Plan or otherwise during any calendar year to any individual Outside Director for services in such capacity shall not exceed one million dollars ($1,000,000); provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.  For avoidance of doubt, compensation will count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred.

8.    STOCK OPTIONS

The Board may from time to time designate those Outside Directors who shall receive Options. Each grant of Options under the Plan shall be evidenced by a notice from the Board to the Outside Director. The notice shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Board and shall indicate the number of Options awarded and the following terms and conditions of the Option.

(a)     Period of Option. The period of each Option shall be 10 years from the date it is granted.

(b)     Option Price. The exercise price of an Option shall be the Fair Market Value of the Stock at the time the Option is granted.

(c)     Limitations on Exercise. Each Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Outside Director shall have been in the continuous service as a Director of the Corporation; provided, however, that the provisions of this subsection 8(c) shall not apply and all Options outstanding under the Plan shall be exercisable in full if the Outside Director separates from service as a Director within the two (2) year period following the date a Change of Control occurs. Commencing one year after the date the Option was granted, the Outside Director may purchase the total number of shares of Stock covered by the Option; provided, however, that if the Director separates from service as a Director for any reason other than death, Retirement, a voluntary decision by the Outside Director not to stand for reelection to the Board or total and permanent disability, the Option shall be exercisable within the remaining period of the Option but only for the number of shares of Stock for which it was exercisable on the date of such separation from service. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(d)     Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, as directed by the office of the Treasurer at the World Headquarters, written notice of the number of shares of Stock with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Except as otherwise authorized by the Board, payment may be made in cash, a check payable to the Corporation or in shares of Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased.

An Outside Director shall have none of the rights of a stockholder with respect to shares covered by an Option until the Outside Director becomes the record holder of such shares.

(e)     Exercise after Death, Retirement, Disability or Voluntary Separation of Service. If a Director dies, Retires, becomes totally and permanently disabled, or separates from service on the Board by reason of a voluntary decision by the Outside Director not to stand for reelection to the Board, without having exercised an Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 8(c), within the remaining period of the Option. Upon an Outside Director’s death, the Option may be exercised by the person or persons to whom such Outside Director’s rights under the Option shall pass by will or the laws of descent and distribution or, if no such person has such rights, by his executor or administrator.

(f)     Non-transferability. During the Outside Director’s lifetime, Options shall be exercisable only by such Outside Director. Options shall not be transferable other than by will or the laws of descent and distribution upon the Outside Director’s death. Notwithstanding anything in this subsection 8(f) to the contrary, Outside Directors shall have the right to transfer Options, subject to the same terms and conditions applicable to Options granted to the Chief Executive Officer of the Corporation under Committee Rules.

(g)     Purchase for Investment. It is contemplated that the Corporation will register shares sold to Directors pursuant to the Plan under the Securities Act. In the absence of an effective registration, however, an Outside Director exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

(h)     Options for Non-U.S. Directors. In the case of any Option awarded to an Outside Director who is not a resident of the United States or who is otherwise subject to the laws of a country outside the United States, the Board may (i) waive or alter the conditions set forth in subsections 8(a) through 8(g) to the extent that such action is necessary to conform such Option to applicable law or achieve the purposes of the Plan, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) materially increase any benefits accruing to any Outside Directors under the Plan, (2) increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, or (4) result in a failure to comply with applicable provisions of the Securities Act, the Exchange Act or the Code.

(i)     Election to Receive Cash Rather than Stock.

(i)     At the same time as Options are granted the Board may also grant to designated Outside Directors the right to convert a specified number of shares of Stock covered by such Options to cash, subject to the terms and conditions of this subsection 8(i). For each such Option so converted, the Outside Director shall be entitled to receive cash equal to the difference between the Outside Director’s Option Price and the Fair Market Value of the Stock on the date of conversion. Such a right shall be referred to herein as a Stock Appreciation Right (“SAR”). Outside Directors to whom a SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. A SAR may be revoked by the Board, in its sole discretion, at any time.

(ii)     An Outside Director who has been granted a SAR may exercise such SAR during such periods as provided for by the Board. The SAR shall expire when the period of the subject Option expires.

(iii)     At the time an Outside Director converts one or more shares of Stock covered by an Option to cash pursuant to a SAR, such Outside Director must exercise one or more Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Stock. In the event that the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options.

(j)     No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash or another Award (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the Option Price or Grant Price of the SAR is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 8(j) subject to the approval of the stockholders.

9.     RESTRICTED SHARES

The Board may from time to time designate those Outside Directors who shall receive Restricted Share Awards. Each grant of Restricted Shares under the Plan shall be evidenced by a notice from the Board to the Outside Director. The notice shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Board and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

(a)     Grant of Restricted Shares. The Board shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Outside Director or may be different with respect to different Outside Directors or with respect to various of the Restricted Shares granted to the same Outside Director, all as determined by the Board at the time of grant.

(b)     Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares the Board may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a shareholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof. With respect to each grant of Restricted Shares, the

Board shall determine the Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will not be entitled to receive any shares of Stock unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Shares according to a schedule determined by the Board, or under other terms and conditions determined by the Board, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c)     Manner of Holding and Delivering Restricted Shares. Shares of Stock subject to an award of Restricted Shares may be (i) held in book entry form subject to the Corporation’s instructions or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board, in either case until the end of the applicable Restricted Period or, if the Board has provided for earlier termination of the Transferability Restrictions following an Outside Director’s death, total and permanent disability or other earlier vesting of the shares of Stock, such earlier termination of the Transferability Restrictions. Upon termination of the Restricted Period or any earlier termination of the Transferability Restrictions, the Outside Director’s Restricted Shares will be delivered to the Outside Director free and clear of the Transferability Restrictions in such form (e.g., a stock certificate or electronic entry evidencing such shares) as determined appropriate by the Corporation.

10.     RESTRICTED SHARE UNITS

The Board shall from time to time designate those Outside Directors who shall receive Restricted Share Unit Awards. The Board shall advise such Outside Directors of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

(a)     Restricted Share Units may be granted to Outside Directors as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Outside Director and the Restricted Period shall be determined by the Board in its sole discretion.

(b)     Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive cash or Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Board shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will forfeit any Restricted Share Units unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Share Units according to a schedule determined by the Board or under other terms and conditions determined by the Board, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c)     Dividends. During the Restricted Period, Outside Directors will be credited with dividends, equivalent in value to those declared and paid on shares of Stock, on all Restricted Share Units granted to them. These dividend equivalents will be regarded as having been reinvested in Restricted Share Units on the date of the Stock dividend payments based on the then Fair Market Value of the Stock thereby increasing the number of Restricted Share Units held by an Outside Director. Holders of Restricted Share Units under this subsection

10(c) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive dividends in cash or other property, nor other distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(d)     Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in shares of Stock unless the Board determines at the time of grant that payment will be made in cash or a combination of both cash and shares of Stock.

11.     NOTICES

Any notice required or permitted to be given by the Corporation or the Board pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Outside Director at the last address shown for the Outside Director on the records of the Corporation.

12.     AMENDMENT AND TERMINATION

The Board may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards under the Plan to the extent (i) permitted by law, (ii) permitted by the rules of any stock exchange on which the Stock or any other security of the Corporation is listed, and (iii) permitted under applicable provisions of the Securities Act, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by the stockholders of any such amendment, suspension or discontinuance, then the Board may take such action subject to the approval of the stockholders. Except as provided in subsection 7(b), no such amendment, suspension or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Award granted to the Director unless such amendment is necessary or appropriate to comply with applicable laws. The Board may in its sole and absolute discretion, by written notice to a Director, (1) limit the period in which an Option may be exercised to a period ending at least three months following the date of such notice, and/or (2) limit or eliminate the number of shares of Stock subject to Award after a period ending at least three months following the date of such notice. Except as provided in subsection 8(h) and this Section 12 or as may be necessary or appropriate to comply with applicable laws, no such amendment, suspension, or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Director under the Plan.

13.     TAXES

The Corporation shall require the withholding of all taxes as required by law. An Outside Director may elect, to the extent allowed by law, to have any portion of the federal, state or local income tax withholding required with respect to an Award satisfied by tendering Stock to the Corporation, which, in the absence of such an election, would have been issued to the Director in connection with the Award.

14.     GOVERNING LAW

The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the state of Delaware and applicable federal law. In the event any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions of the Plan shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

15.     DIRECTOR’S SERVICE

Nothing contained in the Plan, or with respect to any grant hereunder, shall interfere with or limit in any way the right of stockholders of the Corporation to remove any Director from the Board, nor confer upon any Director any right to continue to serve on the Board as a Director.

16.     SECTION 409A

To the maximum extent possible, Awards under the Plan are intended to be exempt from Section 409A and the Plan and any notices, letters, agreements or other instruments thereunder shall be construed accordingly; provided, however, that to the extent that any Award is subject to Section 409A, such Award and the Plan are intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. If the Board determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the Plan would, if undertaken, cause a Director to become subject to any additional taxes or other penalties under Section 409A, then unless the Board specifically provides otherwise, such Award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A, in each case without the consent of or notice to the Director. Further, notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A in order to make payment of an Award upon a Change in Control, the applicable transaction or event described in Section 2 of the Plan must qualify as a change in the ownership or effective control of the Corporation or as a change in the ownership of a substantial portion of the assets of the Corporation pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Director. For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Although the Corporation may attempt to avoid adverse tax treatment under Section 409A, the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.